Exhibit 10.4

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), effective as of December 19, 2024, is made between NUKKLEUS INC., a corporation organized under the laws of the State of Delaware (the “Company”), and YA II PN Ltd, a Cayman Islands exempt limited company (together with its successors and assigns, the “Investor”).

RECITALS

WHEREAS, the Company and the Investor are parties to: (a) a Standby Equity Purchase Agreement, dated as of December 3, 2024, as amended (the “SEPA”); and (b) a Registration Rights Agreement, dated as of December 3, 2024 (collectively with the SEPA, the “Terminated Documents”; capitalized terms used but not defined herein shall have the meanings given to them in the SEPA);

WHEREAS, pursuant to the SEPA, the Company issued the Investor a Convertible Promissory Note dated December 3, 2024, in the principal amount of $500,000 (the “Note”);

WHEREAS, the Company and the Investor desire to terminate the Terminated Documents with no further obligation or liability to either party following the date of this Agreement, except for the limited obligations expressly set forth in this Agreement and provided that such termination shall have no effect or bearing on, and shall not alter in any way, the Note, any portion of the Transaction Documents (including the Terminated Documents) related to the Note, or any rights of the Investor or obligations of the Company in the Transaction Documents (including the Terminated Documents) related to the Note;

WHEREAS, each of the Terminated Documents may be amended by a written instrument signed by the Company and the Investor; and

WHEREAS, this Agreement constitutes an amendment of each of the Terminated Documents, to the extent required to cause the Terminated Documents to be terminated in accordance with this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Effective as of the execution of this Agreement, without further action of the Company or the Investor, each of the Terminated Documents, except as set forth in this Agreement, is terminated in its entirety, is null and void and is of no further force or effect, including, without limitation, those provisions of the Terminated Documents that by their terms would otherwise survive the termination of the applicable Terminated Document, and except as set forth in this Agreement, there shall be no liability or obligation on the part of the Investor, on the one hand, and the Company and its subsidiaries, on the other hand. Notwithstanding the foregoing or anything to the contrary herein, the termination of the Terminated Documents herein shall have no effect or bearing on, and shall not alter in any way, the Note, any portion of the Transaction Documents (including the Terminated Documents) related to the Note, or any rights of the Investor or obligations of the Company in the Transaction Documents (including the Terminated Documents) related to the Note.

2. Each party to the Terminated Documents shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Terminated Documents.

3. This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

4. This Agreement supersedes all other prior oral or written agreements or understandings between the Investor, the Company, their respective Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

YA II PN LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By	/s/ Matthew Beckman
Name:	Matthew Beckman
Title:	Manager

Nukkleus Inc.

By:	/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	CEO

[Signature Page to Termination Agreement]